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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 7, 2005

Daybreak Mines, Inc.

(Exact Name of Registrant as Specified in its Charter)

Washington

   000-50107

    91-0626366

(State or Other Jurisdiction of

(Commission

(I.R.S. Employer

Incorporation or Organization)

File Number)

Identification Number)

805 Mullan Avenue, PO Box 370, Osburn ID

  83849

          (Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (208) 556-1139ex2

(Former Name or Former Address if Changed Since Last Report)

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)

(1)

Previous Independent Accountant

(i)

On January 7, 2006, the Registrant's independent auditor,  DeCoria, Maichel & Teague (DMT), resigned.

(ii)

DMT conducted the Registrant’s audits for the years ended February 29, 2004 and February 28, 2003.  In those reports there were no adverse opinions or disclaimers of opinion nor were they modified as to uncertainty, audit scope or accounting principles, with the exception of a statement regarding the uncertainty of the Registrant's ability to continue as a going concern.

(iii)

The Board of Directors accepted the resignation of DMT.

(iv)

During DMT's tenure with the Company there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

(v)

DMT has not advised the Company of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304 (a) (1) (v).

(2)

New Independent Accountants

Daybreak Mines, Inc. has engaged Kabani & Company (“Kabani”) as its independent auditors to provide the requisite audit services for the Company.  This firm commenced its engagement effective January 12, 2005 as requested and approved by the Company’s Board of Directors.  At the time of reporting there has been no need to consult the new auditor on any matters relating to Item 304 (2)(i) or any events as defined in paragraph (A) through (D) of Item 304 (2)(ii).  The Registrant did not consult with Kabani on any matter at any time prior to the engagement.

(b)

No conditions in paragraphs (b)(1) through (b)(3) of this Item exist to report.

Item 9.01

Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

16.1

Resignation letter of DeCoria, Maichel & Teague.

16.2

Letter from the former independent accountant in connection with the disclosure under Item 4 of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

DAYBREAK MINES, INC.

(Registrant)

By:  /s/ Robert Martin

_______________________________

President

Dated:  January 14, 2005